Exhibit 99.1

NEWS RELEASE

Visa Inc. Announces Sale of VisaNet do Brasil Shares by Visa International

SAN FRANCISCO, CA, July 1, 2009 – Visa Inc. (NYSE:V) announced that Visa International, its wholly-owned subsidiary, sold 136,478,372 shares of Companhia Brasileira de Meios de Pagamento (“VisaNet do Brasil”), in connection with VisaNet do Brasil’s June IPO. Visa’s proceeds from the sale, net of underwriter discounts and fees, are approximately US$1 billion based on current exchange rates. Of the $1 billion in proceeds, the Company will retain about half after applicable taxes. Visa will record a GAAP gain from the sale in the quarter ended June 30, 2009, net of tax, of approximately $235 million. The gain reflects Visa International’s recorded book value of $535 million, which is comprised of a cash investment of $18 million made in April 2008 and $517 million recorded through GAAP purchase accounting treatment as part of Visa’s reorganization in October 2007.

The VisaNet do Brasil shares have been offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the VisaNet do Brasil shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The VisaNet do Brasil shares have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Any public offering of VisaNet do Brasil shares to be made in the United States will be made by means of a prospectus which may be obtained from VisaNet do Brasil or a selling shareholder and which will contain detailed information about VisaNet do Brasil and management, as well as financial statements.

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About Visa: Visa operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These statements can be identified by the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions which are intended to identify forward-looking statements. In addition, any underlying assumptions are forward-looking statements.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors, including all the risks discussed in Part 1, Item 1A – “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and any subsequent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on such statements, which speak only as of the date of presentation. Unless required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Contacts:

Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Will Valentine, Media Relations

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com